UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Commission File Number 000-8157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. On May 21, 2019, The Reserve Petroleum Company (the “Company”) held its 2019 Annual Meeting of Stockholders.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. –	Election of Nine Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

James L. Tyler	98,240	136	---	12,500
Robert L. Savage	95,803	2567	---	12,500
Marvin E. Harris, Jr.	98,334	647	---	12,500
Jerry L. Crow	98,340	647	---	12,500
William M.(Bill) Smith	98,334	647	---	12,500
Doug S. Fuller	98,334	649	---	12,500
Cameron R. McLain	98,139	237	---	12,500
Kyle McLain	98,139	1,898	---	12,500

2. –	Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2019	110,527	287	62	---

3. –	Advisory Resolution to Approve Executive Compensation	92,811	691	4,874	12,500

All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2019 was ratified. In addition, the stockholders approved, on an advisory basis, a resolution with respect to executive compensation.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019.

Item 8.01	Other Events

On May 21, 2019, the Company’s Board of Directors approved a $7.00 per share cash dividend to be paid June 18, 2019 to the Company’s common stockholders of record at the close of business on June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Cameron R. McLain

Cameron R. McLain

Principal Executive Officer

Date: June 10, 2019

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